Press Release For immediate release Jordan Krugman, Investor Relations Doug Kidd, Media Relations 404-439-4605 404-479-2922

Invesco Reports Results for Three Months Ended September 30, 2011

Adjusted diluted EPS 42 cents, up 7.7% from prior year
Net long-term inflows of $3.3 billion
$100 million share buyback in Q4

Atlanta, October 24, 2011 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2011.

“In spite of volatile markets across the globe, Invesco generated strong, long-term investment performance for our clients, which contributed to continued positive net inflows and solid operating results for the quarter,” said Martin L. Flanagan, president and chief executive officer. “Reflecting confidence in the fundamentals of our business, we expect to purchase $100 million of Invesco shares during the fourth quarter.”

	Q3-11	Q2-11	Q3-11 vs. Q2-11	Q3-10	Q3-11 vs. Q3-10
Adjusted Financial Measures(1)
Net revenues	$706.1m	$751.2m	(6.0)%	$681.9m	3.5%
Operating income	$255.7m	$284.8m	(10.2)%	$245.8m	4.0%
Operating margin	36.2%	37.9%		36.0%
Net income attributable to common shareholders	$192.3m	$207.1m	(7.1)%	$185.0m	3.9%
Diluted EPS	$0.42	$0.44	(4.5)%	$0.39	7.7%
U.S. GAAP Financial Measures
Operating revenues	$997.8m	$1,070.0m	(6.7)%	$953.1m	4.7%
Operating income	$227.8m	$233.0m	(2.2)%	$182.9m	24.5%
Operating margin	22.8%	21.8%		19.2%
Net income attributable to common shareholders	$166.9m	$183.0m	(8.8)%	$154.7m	7.9%
Diluted EPS	$0.36	$0.39	(7.7)%	$0.32	12.5%

Assets Under Management
Ending AUM	$598.4bn	$653.7bn	(8.5)%	$604.5bn	(1.0)%
Average AUM	$632.7bn	$652.8bn	(3.1)%	$583.3bn	8.5%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 6 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at September 30, 2011 were $598.4 billion (June 30, 2011: $653.7 billion), a decrease of $55.3 billion during the third quarter. Total net inflows were $2.2 billion for the third quarter as detailed below:

Summary of net flows (in $billions)	Quarterly		Year-to-date
	Q3-11	Q2-11	Sept 30, 2011	Sept 30, 2010
AUM excluding ETF, UIT and Passive	$0.6	$2.9	$1.9	$3.6
ETF, UIT and Passive	2.7	0.9	11.7	18.9
Net long-term flows	3.3	3.8	13.6	22.5
Institutional money market	(1.1)	3.5	5.0	(13.8)
Total net flows	$2.2	$7.3	$18.6	$8.7

Net market losses led to a $52.2 billion decrease in AUM during the third quarter, compared to a $3.2 billion increase in the second quarter 2011. Foreign exchange rate movements led to a $5.3 billion decrease in AUM during the third quarter, compared to a $1.3 billion increase in the second quarter 2011.

Average AUM during the third quarter were $632.7 billion, compared to $652.8 billion for the second quarter 2011, a 3.1% decrease.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our Form 10-K for the year ended December 31, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's third quarter 2011 compared to the second quarter 2011 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 6 through 10 of this release.

Net revenues decreased by $45.1 million (6.0%) to $706.1 million in the third quarter from $751.2 million in the second quarter 2011. The decrease was principally due to decreases in investment management fees earned in the third quarter compared to the second quarter. Foreign exchange rate changes decreased third quarter net revenues by $4.3 million when compared to the second quarter 2011.

Investment management fees, as adjusted, decreased $40.2 million (4.8%) to $804.1 million in the third quarter from $844.3 million in the second quarter 2011. Foreign exchange rate changes decreased third quarter management fees by $6.1 million when compared to second quarter 2011. The decrease in management fees correlates with lower average AUM, the change in AUM asset class mix as equity market values reduced during the third quarter, and fee waivers associated with the U.S. mutual fund product realignment.

Service and distribution fees, as adjusted, decreased $17.1 million (8.3%) to $189.1 million in the third quarter from $206.2 million in the second quarter 2011, also correlating with lower average AUM and reduced transfer agency fees linked to the U.S. mutual fund product realignment.

Performance fees, as adjusted, in the third quarter were $3.0 million compared to $7.6 million in the second quarter 2011. Other revenues, as adjusted, decreased by $5.5 million in the third quarter to $26.7 million compared to $32.2 million in the second quarter 2011, principally due to reduced front-end fees and lower unit investment trust (UIT) sponsor revenues.

Third-party distribution, service and advisory expenses, as adjusted, were $316.8 million in the third quarter compared to $339.1 million in the second quarter 2011. The decrease of $22.3 million (6.6%) primarily reflects the decrease in investment management fees and service and distribution fees. Foreign exchange rate changes decreased the third quarter third-party distribution, services and advisory expenses by $2.5 million.

Total operating expenses, as adjusted, decreased by $16.0 million (3.4%) to $450.4 million in the third quarter from $466.4 million in the second quarter 2011. Foreign exchange rate changes decreased operating expenses, as adjusted, by $2.4 million when compared to the second quarter 2011.

Employee compensation expenses, as adjusted, decreased by $4.6 million (1.5%) to $306.3 million in the third quarter from $310.9 million in the second quarter 2011. Foreign exchange rate changes decreased third quarter employee compensation expenses by $1.5 million when compared to the second quarter 2011.

Marketing expenses, as adjusted, decreased by $2.3 million (8.6%) to $24.4 million in the third quarter from $26.7 million in the second quarter 2011 due to a reduced sponsorship expenditure associated with the termination of naming rights to the Denver Broncos stadium and reduced advertising.

Property, office and technology expenses, as adjusted, increased $0.3 million (0.5%) to $62.8 million in the third quarter from $62.5 million in the second quarter 2011.

General and administrative expenses, as adjusted, decreased $9.4 million (14.2%) to $56.9 million in the third quarter from $66.3 million in the second quarter 2011. The third quarter included lower travel, recruitment, and professional services expenses when compared to the second quarter.

Non-operating other income and expenses included reduced equity in earnings from partnership investments and realized gains from seed investments in the third quarter when compared to the second quarter. The effective tax rate decreased to 22.5% for the third quarter from 26.0% for the second quarter 2011 primarily due to the release of a provision for uncertain tax positions.

U.S. GAAP Earnings

Operating revenues decreased 6.7% to $997.8 million in the third quarter from $1,070.0 million in the second quarter 2011. Operating expenses decreased by 8.0% to $770.0 million in the third quarter from $837.0 million in the second quarter 2011.

Operating expenses included $4.7 million of transaction and integration charges incurred in the third quarter compared to $11.3 million in the second quarter 2011. Operating expenses also included $5.3 million of European infrastructure expenses for the third quarter compared to $5.8 million in the second quarter 2011.

Included within marketing expenses in the third quarter 2011 is a credit of $10.4 million related to the termination of naming rights to the Denver Broncos stadium.

The effective tax rate, excluding noncontrolling interests, decreased to 26.2% for the third quarter from 29.2% for the second quarter 2011 primarily due to the release of a provision for uncertain tax positions.

Capital Management

Cash and cash equivalents were $757.0 million at September 30, 2011 compared to $621.5 million at

June 30, 2011. Total debt was $1,389.7 million at September 30, 2011 compared to $1,583.7 million at June 30, 2011, the reduction reflecting payments of $194.0 million against the credit facility. The credit facility balance was $644.0 million at September 30, 2011 compared to $838.0 million at June 30, 2011.

The company expects to repurchase $100 million of shares during the fourth quarter. There were no share repurchases during the third quarter. Share repurchases to date in 2011 total $333.0 million and $835.4 million remains authorized under the company's share repurchase plan at September 30, 2011.

Today the company is announcing a third-quarter cash dividend of 12.25 cents per share to holders of common shares. The dividend is payable on December 7, 2011 to shareholders of record at the close of business on November 18, 2011.

Headcount

As of September 30, 2011, the company had 6,192 employees compared to 6,189 employees as at June 30, 2011.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Monday, October 24, 2011, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers and 0800-279-3953 for U.K. callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Monday, November 7, 2011 at 5:00 p.m. ET by calling 1-888-567-0687 for U.S. and Canadian callers or 1-203-369-4012 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco's Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC's Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-11	Q2-11	% Change	Q3-10	% Change
Adjusted revenues
Investment management fees	$804.1	$844.3	(4.8)%	$748.7	7.4%
Service and distribution fees	189.1	206.2	(8.3)%	191.6	(1.3)%
Performance fees	3.0	7.6	(60.5)%	2.5	20.0%
Other	26.7	32.2	(17.1)%	33.3	(19.8)%
Third-party distribution, service and advisory	(316.8)	(339.1)	(6.6)%	(294.2)	7.7%
Net revenues	706.1	751.2	(6.0)%	681.9	3.5%

Adjusted operating expenses
Employee compensation	306.3	310.9	(1.5)%	297.7	2.9%
Marketing	24.4	26.7	(8.6)%	19.9	22.6%
Property, office and technology	62.8	62.5	0.5%	64.2	(2.2)%
General and administrative	56.9	66.3	(14.2)%	54.3	4.8%
Total adjusted operating expenses	450.4	466.4	(3.4)%	436.1	3.3%

Adjusted operating income	255.7	284.8	(10.2)%	245.8	4.0%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	3.0	5.0	(40.0)%	4.8	(37.5)%
Interest and dividend income	4.5	3.2	40.6%	2.4	87.5%
Interest expense	(15.3)	(16.0)	(4.4)%	(16.1)	(5.0)%
Other gains and losses, net	0.3	2.8	(89.3)%	3.8	(92.1)%
Adjusted income before income taxes	248.2	279.8	(11.3)%	240.7	3.1%
Adjusted income tax provision	(55.9)	(72.7)	(23.1)%	(55.5)	0.7%
Adjusted net income	192.3	207.1	(7.1)%	185.2	3.8%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	—	—	N/A	(0.2)	(100.0)%
Adjusted net income attributable to common shareholders	$192.3	$207.1	(7.1)%	$185.0	3.9%

Adjusted diluted EPS	$0.42	$0.44	(4.5)%	$0.39	7.7%

Average diluted shares outstanding	461.0	467.4	(1.4)%	479.1	(3.8)%

Ending Headcount	6,192	6,189	—%	5,532	11.9%

Ending AUM (in billions)	$598.4	$653.7	(8.5)%	$604.5	(1.0)%

Average AUM (in billions)	$632.7	$652.8	(3.1)%	$583.3	8.5%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	European infrastructure / other adjustments	Non-GAAP basis

Operating revenues
Investment management fees	$779.5	$12.7	$—	$—	$—	$11.9	$—	$804.1
Service and distribution fees	189.1	—	—	—	—	—	—	189.1
Performance fees	2.6	—	—	—	—	0.4	—	3.0
Other	26.6	0.1	—	—	—	—	—	26.7
Third-party distribution, service and advisory	—	(2.4)	(314.4)	—	—	—	—	(316.8)
Total operating revenues reconciled to net revenues	997.8	10.4	(314.4)	—	—	12.3	—	706.1

Operating expenses
Employee compensation	305.5	2.8	—	(5.0)	6.3	—	(3.3)	306.3
Third-party distribution, service and advisory	314.4	—	(314.4)	—	—	—	—	—
Marketing	13.1	0.9	—	—	—	—	10.4*	24.4
Property, office and technology	62.7	0.8	—	—	—	—	(0.7)	62.8
General and administrative	69.6	1.2	—	(9.8)	—	(2.8)	(1.3)	56.9
Transaction and integration	4.7	—	—	(4.7)	—	—	—	—
Total operating expenses	770.0	5.7	(314.4)	(19.5)	6.3	(2.8)	5.1	450.4

Operating income reconciled to adjusted operating income	227.8	4.7	—	19.5	(6.3)	15.1	(5.1)	255.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	8.1	(5.2)	—	—	—	0.1	—	3.0
Interest and dividend income	3.8	0.5	—	—	(2.4)	2.6	—	4.5
Interest income of consolidated investment products	79.6	—	—	—	—	(79.6)	—	—
Gains/(losses) of consolidated investment products, net	(93.1)	—	—	—	—	93.1	—	—
Interest expense	(15.3)	—	—	—	—	—	—	(15.3)
Interest expense of consolidated investment products	(48.7)	—	—	—	—	48.7	—	—
Other gains and losses, net	(19.7)	—	—	—	20.0	—	—	0.3
Income before income taxes	142.5	—	—	19.5	11.3	80.0	(5.1)	248.2
Income tax provision	(59.1)	—	—	3.1	(3.4)	—	3.5	(55.9)
Net income	83.4	—	—	22.6	7.9	80.0	(1.6)	192.3
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	83.5	—	—	—	—	(83.5)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$166.9	$—	$—	$22.6	$7.9	($3.5)	($1.6)	$192.3

Operating margin	22.8%					Adjusted operating margin		36.2%

Average diluted shares outstanding	461.0					Average diluted shares outstanding		461.0

Diluted EPS	$0.36					Adjusted diluted EPS		$0.42

See pages 9 through 10 for notes to the reconciliation.

* Relates to the termination of naming rights to the Denver Broncos stadium - see page 10.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	European infrastructure	Non-GAAP basis

Operating revenues
Investment management fees	$819.1	$13.0	$—	$—	$—	$12.2	$—	$844.3
Service and distribution fees	211.4	—	—	(5.2)	—	—	—	206.2
Performance fees	7.6	—	—	—	—	—	—	7.6
Other	31.9	0.3	—	—	—	—	—	32.2
Third-party distribution, service and advisory	—	(2.5)	(341.8)	5.2	—	—	—	(339.1)
Total operating revenues reconciled to net revenues	1,070.0	10.8	(341.8)	—	—	12.2	—	751.2

Operating expenses
Employee compensation	318.3	3.2	—	(5.0)	(2.5)	—	(3.1)	310.9
Third-party distribution, service and advisory	341.8	—	(341.8)	—	—	—	—	—
Marketing	26.1	0.6	—	—	—	—	—	26.7
Property, office and technology	61.9	0.8	—	—	—	—	(0.2)	62.5
General and administrative	77.6	1.2	—	(6.5)	—	(3.5)	(2.5)	66.3
Transaction and integration	11.3	—	—	(11.3)	—	—	—	—
Total operating expenses	837.0	5.8	(341.8)	(22.8)	(2.5)	(3.5)	(5.8)	466.4

Operating income reconciled to adjusted operating income	233.0	5.0	—	22.8	2.5	15.7	5.8	284.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.8	(5.6)	—	—	—	(0.2)	—	5.0
Interest and dividend income	2.4	0.6	—	—	(1.3)	1.5	—	3.2
Interest income of consolidated investment products	79.8	—	—	—	—	(79.8)	—	—
Gains/(losses) of consolidated investment products, net	(64.7)	—	—	—	—	64.7	—	—
Interest expense	(16.0)	—	—	—	—	—	—	(16.0)
Interest expense of consolidated investment products	(46.5)	—	—	—	—	46.5	—	—
Other gains and losses, net	6.0	—	—	—	(3.2)	—	—	2.8
Income before income taxes	204.8	—	—	22.8	(2.0)	48.4	5.8	279.8
Income tax provision	(75.4)	—	—	2.8	0.5	—	(0.6)	(72.7)
Net income	129.4	—	—	25.6	(1.5)	48.4	5.2	207.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	53.6	—	—	—	—	(53.6)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$183.0	$—	$—	$25.6	($1.5)	($5.2)	$5.2	$207.1

Operating margin	21.8%					Adjusted operating margin		37.9%

Average diluted shares outstanding	467.4					Average diluted shares outstanding		467.4

Diluted EPS	$0.39					Adjusted diluted EPS		$0.44

See pages 9 through 10 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$725.8	$12.4	$—	$—	$—	$10.5	$748.7
Service and distribution fees	191.6	—	—	—	—	—	191.6
Performance fees	2.5	—	—	—	—	—	2.5
Other	33.2	0.2	—	—	—	(0.1)	33.3
Third-party distribution, service and advisory	—	(2.5)	(291.7)	—	—	—	(294.2)
Total operating revenues reconciled to net revenues	953.1	10.1	(291.7)	—	—	10.4	681.9

Operating expenses
Employee compensation	304.1	2.6	—	(5.0)	(4.0)	—	297.7
Third-party distribution, service and advisory	291.7	—	(291.7)	—	—	—	—
Marketing	19.6	0.3	—	—	—	—	19.9
Property, office and technology	63.5	0.7	—	—	—	—	64.2
General and administrative	64.5	0.9	—	(9.4)	—	(1.7)	54.3
Transaction and integration	26.8	—	—	(26.8)	—	—	—
Total operating expenses	770.2	4.5	(291.7)	(41.2)	(4.0)	(1.7)	436.1

Operating income reconciled to adjusted operating income	182.9	5.6	—	41.2	4.0	12.1	245.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.7	(5.9)	—	—	—	—	4.8
Interest and dividend income	3.4	0.3	—	—	(1.3)	—	2.4
Interest income of consolidated investment products	70.3	—	—	—	—	(70.3)	—
Gains/(losses) of consolidated investment products, net	(148.3)	—	—	—	—	148.3	—
Interest expense	(16.1)	—	—	—	—	—	(16.1)
Interest expense of consolidated investment products	(35.6)	—	—	—	—	35.6	—
Other gains and losses, net	14.6	—	—	—	(10.8)	—	3.8
Income before income taxes, including gains and losses attributable to noncontrolling interests	81.9	—	—	41.2	(8.1)	125.7	240.7
Income tax provision	(54.5)	—	—	(3.4)	2.4	—	(55.5)
Net income, including gains and losses attributable to noncontrolling interests	27.4	—	—	37.8	(5.7)	125.7	185.2
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	127.3	—	—	—	—	(127.5)	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$154.7	$—	$—	$37.8	($5.7)	($1.8)	$185.0

Operating margin	19.2%				Adjusted operating margin		36.0%

Average diluted shares outstanding	479.1				Average diluted shares outstanding		479.1

Diluted EPS	$0.32				Adjusted diluted EPS		$0.39

See pages 9 through 10 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 6 through 8. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in our Form 10-K for the year ended December 31, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, amortization of prepaid compensation related to the October 2006 acquisition of W.L. Ross & Co. and all related tax effects. Additionally, acquisition-related reconciling items include changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, which is offset in the period by increased amortization related to the write-off of related management contract intangible assets. Adjustment amounts are as follows:

in millions	Q3-11	Q2-11	Q3-10
Service and distribution fees	$—	($5.2)	$—
Third-party distribution, service and advisory expenses	—	5.2	—
Transaction and integration	4.7	11.3	26.8
Taxation on transaction and integration	(1.8)	(4.4)	(9.0)
Intangible amortization	14.2	12.9	9.4
Taxation on amortization	(1.1)	(1.1)	(1.0)
Prepaid compensation amortization	5.0	5.0	5.0
Deferred taxation	6.0	8.3	6.6
Change in contingent consideration estimates	(4.4)	(6.4)	—
	$22.6	$25.6	$37.8

2.	Consolidated investment products

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of additional guidance included in Accounting Standards Codification Topic 810 “Consolidation.”

Management and performance fees earned by the company but which were eliminated from operating revenues upon consolidation of investment products were $12.3 million in the third quarter (second quarter 2011: $12.2 million; third quarter 2010: $10.5 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $3.5 million in net income attributable to common shareholders in our third quarter U.S. GAAP earnings (second quarter 2011: $5.2 million increase; third quarter 2010: $1.8 million increase). The above adjustments remove this impact.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market depreciation of the compensation liability was $6.3 million in the third quarter (second quarter 2011: $2.5 million appreciation; third quarter 2010: $4.0 million appreciation) with an investment loss, net of interest and dividend income, of $17.6 million in the third quarter (second quarter 2011: $4.5 million gain; third quarter 2010: $12.1 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation credit of $3.4 million in the third quarter (second quarter 2011: $0.5 million charge; third quarter 2010: $2.4 million charge), result in a net income addition of $7.9 million for the third quarter (second quarter 2011: $1.5 million deduction; third quarter 2010: $5.7 million deduction).

4.	European Infrastructure

As announced earlier this year, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. For the third quarter 2011, this adjustment includes $3.3 million in compensation expenses (second quarter 2011: $3.1 million), primarily due to severance costs, $1.3 million in general and administrative costs (second quarter 2011: $2.5 million), primarily related to consulting services and $0.7 million of technology costs (second quarter 2011: $0.2 million). The company's income tax provision included tax benefits of $0.5 million in the third quarter 2011 (second quarter 2011: $0.6 million benefit) relating to this charge. Due to the projected magnitude and nature of the implementation costs, the impact has been excluded in calculating the non-GAAP financial measures.

5.	Other reconciling items

Included within marketing expenses in the third quarter 2011 is a credit of $10.4 million related to the termination of naming rights to the Denver Broncos stadium that occurred during the third quarter. The company's income tax provision included a taxation charge of $4.0 million in the third quarter 2011 relating to the credit. Due to the unique character and magnitude of this credit, its impact has been excluded in calculating the non-GAAP financial measures.

6.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

7.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-11	Q2-11	% Change	Q3-10	% Change
Operating revenues
Investment management fees	$779.5	$819.1	(4.8)%	$725.8	7.4%
Service and distribution fees	189.1	211.4	(10.5)%	191.6	(1.3)%
Performance fees	2.6	7.6	(65.8)%	2.5	4.0%
Other	26.6	31.9	(16.6)%	33.2	(19.9)%
Total operating revenues	997.8	1,070.0	(6.7)%	953.1	4.7%

Operating expenses
Employee compensation	305.5	318.3	(4.0)%	304.1	0.5%
Third-party distribution, service and advisory	314.4	341.8	(8.0)%	291.7	7.8%
Marketing	13.1	26.1	(49.8)%	19.6	(33.2)%
Property, office and technology	62.7	61.9	1.3%	63.5	(1.3)%
General and administrative	69.6	77.6	(10.3)%	64.5	7.9%
Transaction and integration	4.7	11.3	(58.4)%	26.8	(82.5)%
Total operating expenses	770.0	837.0	(8.0)%	770.2	—%

Operating income	227.8	233.0	(2.2)%	182.9	24.5%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	8.1	10.8	(25.0)%	10.7	(24.3)%
Interest and dividend income	3.8	2.4	58.3%	3.4	11.8%
Interest income of consolidated investment products	79.6	79.8	(0.3)%	70.3	13.2%
Gains/(losses) of consolidated investment products, net	(93.1)	(64.7)	43.9%	(148.3)	(37.2)%
Interest expense	(15.3)	(16.0)	(4.4)%	(16.1)	(5.0)%
Interest expense of consolidated investment products	(48.7)	(46.5)	4.7%	(35.6)	36.8%
Other gains and losses, net	(19.7)	6.0	N/A	14.6	N/A
Income before income taxes	142.5	204.8	(30.4)%	81.9	74.0%
Income tax provision	(59.1)	(75.4)	(21.6)%	(54.5)	8.4%
Net income	83.4	129.4	(35.5)%	27.4	204.4%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	83.5	53.6	55.8%	127.3	(34.4)%
Net income attributable to common shareholders	$166.9	$183.0	(8.8)%	$154.7	7.9%

Earnings per share:
---basic	$0.36	$0.39	(7.7)%	$0.32	12.5%
---diluted	$0.36	$0.39	(7.7)%	$0.32	12.5%

Average shares outstanding:
---basic	459.5	465.5	(1.3)%	476.6	(3.6)%
---diluted	461.0	467.4	(1.4)%	479.1	(3.8)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine Months Ended September 30,
	2011	2010	% Change
Operating revenues
Investment management fees	$2,390.9	$1,947.2	22.8%
Service and distribution fees	599.2	443.5	35.1%
Performance fees	14.0	7.4	89.2%
Other	91.0	61.1	48.9%
Total operating revenues	3,095.1	2,459.2	25.9%

Operating expenses
Employee compensation	929.7	802.2	15.9%
Third-party distribution, service and advisory	980.7	738.2	32.9%
Marketing	64.9	52.9	22.7%
Property, office and technology	188.6	172.8	9.1%
General and administrative	220.8	178.6	23.6%
Transaction and integration	23.9	123.3	(80.6)%
Total operating expenses	2,408.6	2,068.0	16.5%

Operating income	686.5	391.2	75.5%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	25.6	26.9	(4.8)%
Interest and dividend income	8.3	6.8	22.1%
Interest income of consolidated investment products	233.6	175.9	32.8%
Gains/(losses) of consolidated investment products, net	(243.3)	142.0	N/A
Interest expense	(47.5)	(42.6)	11.5%
Interest expense of consolidated investment products	(135.2)	(82.0)	64.9%
Other gains and losses, net	(5.8)	3.2	N/A
Income before income taxes	522.2	621.4	(16.0)%
Income tax provision	(210.1)	(141.3)	48.7%
Net income	312.1	480.1	(35.0)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	215.3	(189.6)	N/A
Net income attributable to common shareholders	$527.4	$290.5	81.5%

Earnings per share:
---basic	$1.13	$0.64	76.6%
---diluted	$1.13	$0.63	79.4%

Average shares outstanding:
---basic	464.9	457.0	1.7%
---diluted	466.8	459.9	1.5%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-11	Q2-11	% Change	Q3-10
Beginning Assets	$653.7	$641.9	1.8%	$557.7
Long-term inflows	45.9	42.7	7.5%	36.8
Long-term outflows	(42.6)	(38.9)	9.5%	(31.9)
Long-term net flows	3.3	3.8	(13.2)%	4.9
Net flows in institutional money market funds	(1.1)	3.5	N/A	(2.4)
Market gains and losses/reinvestment	(52.2)	3.2	N/A	34.4
Acquisitions/(dispositions), net(g)	—	—	N/A	1.7
Foreign currency translation	(5.3)	1.3	N/A	8.2
Ending Assets	$598.4	$653.7	(8.5)%	$604.5

Average long-term AUM	$564.3	$583.0	(3.2)%	$516.4
Average institutional money market AUM	68.4	69.8	(2.0)%	66.9
Average AUM	$632.7	$652.8	(3.1)%	$583.3
Gross revenue yield on AUM(b)	63.4bps	65.9bps		65.7bps
Gross revenue yield on AUM before performance fees(b)	63.2bps	65.4bps		65.6bps
Net revenue yield on AUM(c)	44.6bps	46.0bps		46.8bps
Net revenue yield on AUM before performance fees(c)	44.5bps	45.6bps		46.6bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
June 30, 2011	$653.7	$561.9	$91.8
Long-term inflows	45.9	27.8	18.1
Long-term outflows	(42.6)	(27.2)	(15.4)
Long-term net flows	3.3	0.6	2.7
Net flows in institutional money market funds	(1.1)	(1.1)	—
Market gains and losses/reinvestment	(52.2)	(45.2)	(7.0)
Foreign currency translation	(5.3)	(5.2)	(0.1)
September 30, 2011	$598.4	$511.0	$87.4

Average AUM	$632.7	$541.3	$91.4
Gross revenue yield on AUM(b)	63.4bps	72.4bps	10.4bps
Net revenue yield on AUM(c)	44.6bps	50.4bps	10.4bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2011	$653.7	$401.7	$234.5	$17.5
Long-term inflows	45.9	35.6	9.5	0.8
Long-term outflows	(42.6)	(34.6)	(7.6)	(0.4)
Long-term net flows	3.3	1.0	1.9	0.4
Net flows in institutional money market funds	(1.1)	—	(1.1)	—
Market gains and losses/reinvestment	(52.2)	(43.9)	(7.2)	(1.1)
Foreign currency translation	(5.3)	(4.4)	(0.9)	—
September 30, 2011	$598.4	$354.4	$227.2	$16.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
June 30, 2011	$653.7	$301.9	$145.8	$44.5	$74.4	$87.1
Long-term inflows	45.9	23.8	10.3	2.8	0.9	8.1
Long-term outflows	(42.6)	(27.0)	(7.7)	(1.6)	(0.5)	(5.8)
Long-term net flows	3.3	(3.2)	2.6	1.2	0.4	2.3
Net flows in institutional money market funds	(1.1)	—	—	—	(1.1)	—
Market gains and losses/reinvestment	(52.2)	(42.3)	(1.2)	(3.1)	—	(5.6)
Foreign currency translation	(5.3)	(3.2)	(0.5)	(1.1)	(0.1)	(0.4)
September 30, 2011	$598.4	$253.2	$146.7	$41.5	$73.6	$83.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2011	$653.7	$439.9	$27.5	$97.1	$37.9	$51.3
Long-term inflows	45.9	31.9	0.6	3.5	4.3	5.6
Long-term outflows	(42.6)	(28.5)	(1.2)	(3.3)	(5.5)	(4.1)
Long-term net flows	3.3	3.4	(0.6)	0.2	(1.2)	1.5
Net flows in institutional money market funds	(1.1)	(0.9)	—	—	(0.2)	—
Market gains and losses/reinvestment	(52.2)	(31.4)	(2.1)	(8.1)	(3.5)	(7.1)
Foreign currency translation	(5.3)	—	(2.0)	(2.5)	(1.1)	0.3
September 30, 2011	$598.4	$411.0	$22.8	$86.7	$31.9	$46.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	Sept 30, 2011	Sept 30, 2010	% Change
Beginning Assets	$616.5	$459.5	34.2%
Long-term inflows	136.5	114.3	19.4%
Long-term outflows	(122.9)	(91.8)	33.9%
Long-term net flows	13.6	22.5	(39.6)%
Net flows in institutional money market funds	5.0	(13.8)	N/A
Market gains and losses/reinvestment	(36.1)	19.8	N/A
Acquisitions/(dispositions), net (g)	—	116.3	(100.0)%
Foreign currency translation	(0.6)	0.2	N/A
Ending Assets	$598.4	$604.5	(1.0)%

Average long-term AUM	$570.6	$434.5	31.3%
Average institutional money market AUM	67.9	70.0	(3.0)%
Average AUM	$638.5	$504.5	26.6%
Gross revenue yield on AUM(b)	65.0bps	65.5bps
Gross revenue yield on AUM before performance fees(b)	64.7bps	65.3bps
Net revenue yield on AUM(c)	45.6bps	47.2bps
Net revenue yield on AUM before performance fees(c)	45.3bps	47.0bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
December 31, 2010	$616.5	$535.7	$80.8
Long-term inflows	136.5	84.7	51.8
Long-term outflows	(122.9)	(82.8)	(40.1)
Long-term net flows	13.6	1.9	11.7
Net flows in institutional money market funds	5.0	5.0	—
Market gains and losses/reinvestment	(36.1)	(31.0)	(5.1)
Foreign currency translation	(0.6)	(0.6)	—
September 30, 2011	$598.4	$511.0	$87.4

Average AUM	$638.5	$548.0	$90.5
Gross revenue yield on AUM(b)	65.0bps	74.0bps	10.9bps
Net revenue yield on AUM(c)	45.6bps	51.3bps	10.9bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010(a)	$616.5	$378.1	$221.4	$17.0
Long-term inflows	136.5	105.2	28.8	2.5
Long-term outflows	(122.9)	(97.3)	(23.8)	(1.8)
Long-term net flows	13.6	7.9	5.0	0.7
Net flows in institutional money market funds	5.0	—	5.0	—
Market gains and losses/reinvestment	(36.1)	(30.4)	(4.8)	(0.9)
Foreign currency translation	(0.6)	(1.2)	0.6	—
September 30, 2011	$598.4	$354.4	$227.2	$16.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2010(a)	$616.5	$294.0	$132.0	$43.5	$68.3	$78.7
Long-term inflows	136.5	71.6	32.4	7.6	1.6	23.3
Long-term outflows	(122.9)	(80.3)	(19.7)	(6.2)	(1.4)	(15.3)
Long-term net flows	13.6	(8.7)	12.7	1.4	0.2	8.0
Net flows in institutional money market funds	5.0	—	—	—	5.0	—
Market gains and losses/reinvestment(f)	(36.1)	(31.8)	1.9	(3.0)	0.2	(3.4)
Foreign currency translation	(0.6)	(0.3)	0.1	(0.4)	(0.1)	0.1
September 30, 2011	$598.4	$253.2	$146.7	$41.5	$73.6	$83.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8
Long-term inflows	136.5	92.2	2.0	11.3	14.0	17.0
Long-term outflows	(122.9)	(82.1)	(4.4)	(10.8)	(15.0)	(10.6)
Long-term net flows	13.6	10.1	(2.4)	0.5	(1.0)	6.4
Net flows in institutional money market funds	5.0	5.5	0.1	(0.5)	(0.1)	—
Market gains and losses/reinvestment	(36.1)	(20.0)	(1.6)	(5.1)	(2.2)	(7.2)
Foreign currency translation	(0.6)	—	(1.2)	(0.3)	(0.1)	1.0
September 30, 2011	$598.4	$411.0	$22.8	$86.7	$31.9	$46.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - ETF, UIT & Passive

(in billions)	Q3-11	Q2-11	% Change	Q3-10
Beginning Assets	$91.8	$91.7	0.1%	$79.2
Long-term inflows	18.1	14.7	23.1%	15.2
Long-term outflows	(15.4)	(13.8)	11.6%	(11.6)
Long-term net flows	2.7	0.9	200.0%	3.6
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	(7.0)	(0.9)	677.8%	6.0
Acquisitions/(dispositions), net(g)	—	—	N/A	—
Foreign currency translation	(0.1)	0.1	N/A	1.1
Ending Assets	$87.4	$91.8	(4.8)%	$89.9

Average long-term AUM	91.4	93.5	(2.2)%	79.5
Average institutional money market AUM	—	—	N/A	—
Average AUM	$91.4	$93.5	(2.2)%	$79.5
Gross revenue yield on AUM(b)	10.4bps	11.3bps		8.8bps
Gross revenue yield on AUM before performance fees(b)	10.4bps	11.3bps		8.8bps
Net revenue yield on AUM(c)	10.4bps	11.3bps		8.8bps
Net revenue yield on AUM before performance fees(c)	10.4bps	11.3bps		8.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2011	$91.8	$76.7	$15.1	$—
Long-term inflows	18.1	16.2	1.9	—
Long-term outflows	(15.4)	(15.2)	(0.2)	—
Long-term net flows	2.7	1.0	1.7	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(7.0)	(6.7)	(0.3)	—
Foreign currency translation	(0.1)	—	(0.1)	—
September 30, 2011	$87.4	$71.0	$16.4	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
June 30, 2011	$91.8	$45.7	$26.7	$—	$—	$19.4
Long-term inflows	18.1	12.6	2.9	—	—	2.6
Long-term outflows	(15.4)	(12.6)	(0.6)	—	—	(2.2)
Long-term net flows	2.7	—	2.3	—	—	0.4
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(7.0)	(6.0)	0.5	—	—	(1.5)
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
September 30, 2011	$87.4	$39.7	$29.5	$—	$—	$18.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2011	$91.8	$88.0	$—	$—	$1.4	$2.4
Long-term inflows	18.1	18.0	—	—	0.1	—
Long-term outflows	(15.4)	(15.3)	—	—	(0.1)	—
Long-term net flows	2.7	2.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(7.0)	(6.6)	—	—	(0.2)	(0.2)
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
September 30, 2011	$87.4	$84.1	$—	$—	$1.2	$2.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - ETF, UIT & Passive

(in billions)	Sept 30, 2011	Sept 30, 2010	% Change
Beginning Assets	$80.8	$53.0	52.5%
Long-term inflows	51.8	54.3	(4.6)%
Long-term outflows	(40.1)	(35.4)	13.3%
Long-term net flows	11.7	18.9	(38.1)%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	(5.1)	3.3	N/A
Acquisitions/(dispositions), net (g)	—	13.7	(100.0)%
Foreign currency translation	—	1.0	(100.0)%
Ending Assets	$87.4	$89.9	(2.8)%

Average long-term AUM	90.5	63.0	43.7%
Average institutional money market AUM	—	—	N/A
Average AUM	$90.5	$63.0	43.7%
Gross revenue yield on AUM(b)	10.9bps	11.2bps
Gross revenue yield on AUM before performance fees(b)	10.9bps	11.2bps
Net revenue yield on AUM(c)	10.9bps	11.2bps
Net revenue yield on AUM before performance fees(c)	10.9bps	11.2bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010	$80.8	$70.6	$10.2	$—
Long-term inflows	51.8	44.3	7.5	—
Long-term outflows	(40.1)	(39.2)	(0.9)	—
Long-term net flows	11.7	5.1	6.6	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(5.1)	(4.7)	(0.4)	—
Foreign currency translation	—	—	—	—
September 30, 2011	$87.4	$71.0	$16.4	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
December 31, 2010	$80.8	$42.8	$19.8	$—	$—	$18.2
Long-term inflows	51.8	33.8	10.4	—	—	7.6
Long-term outflows	(40.1)	(32.3)	(1.4)	—	—	(6.4)
Long-term net flows	11.7	1.5	9.0	—	—	1.2
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(5.1)	(4.6)	0.7	—	—	(1.2)
Foreign currency translation	—	—	—	—	—	—
September 30, 2011	$87.4	$39.7	$29.5	$—	$—	$18.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010	$80.8	$77.3	$—	$—	$1.2	$2.3
Long-term inflows	51.8	51.4	—	—	0.4	—
Long-term outflows	(40.1)	(39.8)	—	—	(0.3)	—
Long-term net flows	11.7	11.6	—	—	0.1	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(5.1)	(4.8)	—	—	(0.1)	(0.2)
Foreign currency translation	—	—	—	—	—	—
September 30, 2011	$87.4	$84.1	$—	$—	$1.2	$2.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    The beginning balances were adjusted to reflect certain asset reclassifications.
(b)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $3.3 billion (second quarter 2011: $3.5 billion; third quarter 2010: $3.4 billion). For year to date AUM, our share of the average AUM in the nine months of 2011 for our JVs in China was $3.4 billion (nine months of 2010: $3.6 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 6 through 10 of this release for a reconciliation of operating revenues to net revenues.
(c)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 6 through 10 of this release for a reconciliation of operating revenues to net revenues.
(d)    The alternatives asset class includes absolute return, real estate, commodities, currencies, financial structures, Global Macro, REITS, private capital, and Risk Premia Capture.
(e)    Ending Money Market AUM includes $69.1 billion in institutional money market AUM and $4.5 billion in retail money market AUM.
(f)    As a result of fund mergers in the second quarter of 2011, the market gains and losses / reinvestment line includes $0.9 billion transferred from the balanced to the equity asset class.
(g)    The company acquired $114.6 billion in AUM at June 1, 2010 as part of the acquisition of Morgan Stanley's retail asset management business, including Van Kampen Investments. Other acquisitions in the year added $1.7 billion of AUM, net of minor dispositions related to the integration of the acquired business.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	66%	66%	96%	63%	59%	78%
	U.S. Growth	20%	27%	32%	20%	62%	68%
	U.S. Value	6%	99%	96%	89%	100%	96%
	Sector	52%	59%	65%	48%	42%	61%
	U.K.	100%	98%	96%	98%	97%	94%
	Canadian	48%	48%	4%	48%	48%	57%
	Asian	36%	47%	93%	32%	42%	81%
	Continental European	99%	98%	91%	52%	42%	44%
	Global	77%	75%	73%	82%	62%	58%
	Global Ex U.S. and Emerging Markets	91%	92%	95%	75%	99%	78%
Balanced
	Balanced	61%	80%	75%	52%	73%	75%
Money Market
	Money Market	41%	69%	72%	96%	92%	94%
Fixed Income
	U.S. Fixed Income	63%	80%	49%	62%	79%	67%
	Global Fixed Income	19%	71%	72%	9%	72%	78%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 57%, 56%, and 55% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 68%, and 67% of total Invesco AUM, respectively, as of 9/30/11. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts, CDOs, alternative and stable value products. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.